UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2025

TUHURA BIOSCIENCES, INC.

(Exact name of Registrant as Specified in Its Charter)

Nevada	001-37823	99-0360497
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10500 University Center Dr., Suite 110

Tampa, Florida 33612

(Address of Principal Executive Offices, including zip code)

Registrant’s Telephone Number, Including Area Code: (813) 875-6600

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	HURA	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On December 9, 2025, TuHURA Biosciences, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with certain investors (collectively, the “Purchasers”). The Purchase Agreement relates to the sale and issuance in a registered direct offering (such sale and issuance, the “Offering”), by the Company of an aggregate of: (i) 9,462,423 shares of the Company’s common stock, par value $0.001 per share (each a “Share”, and collectively, the “Shares”), (ii) Series A common stock purchase warrants to purchase up to 9,462,423 shares of common stock (the “Series A Warrants”), and (iii) Series B common stock purchase warrants to purchase up to 9,462,423 shares of common stock (the “Series B Warrants”, and together with the Series A Warrants, the “Common Warrants”).The offering price for each Share and accompanying Series A Warrant and Series B Warrant was $1.65. Each Common Warrant has an exercise price of $1.95 per share and is exercisable beginning six months after the date of issuance.

On the same date, the Company and K&V Investment One LLC (“K&V”), a Purchaser in the Offering, entered into a side letter to the Purchase Agreement (the “Side Letter”), whereby the Company and K&V agreed that, for purposes of K&V’s funding requirements under the Purchase Agreement, K&V shall fund (i) with respect to $5 million of K&V’s subscription amount, at a date chosen by K&V that is no later than January 30, 2026 (the “Second Closing”), and (ii) with respect to $2 million of K&V’s subscription amount, at a date chosen by K&V that is no later than February 27, 2026 (the “Third Closing”). The Company will issue to K&V the Shares and Warrants purchased at each of the Second Closing and Third Closing following receipt of consideration thereof, with such issued Warrants exercisable six months following the date of the Second Closing and the date of the Third Closing, respectively, and expiring on the same date as the Warrants issued to the other Purchasers on December 10, 2025, the first closing date (the “First Closing”).

Pursuant to the terms of the Purchase Agreement and the Side Letter, the closing of the Offering is expected to occur in three tranches. At the First Closing, the Company will issue an aggregate of 5,219,999 Shares, Series A Warrants to purchase up to an aggregate of 5,219,999 shares of common stock and Series B Warrants to purchase up to an aggregate of 5,219,999 shares of common stock. At the Second Closing, the Company will issue to K&V an aggregate of 3,030,303 Shares, Series A Warrants to purchase up to an aggregate of 3,030,303 shares of common stock and Series B Warrants to purchase up to an aggregate of 3,030,303 shares of common stock. At the Third Closing, the Company will issue to K&V an aggregate of 1,212,121 Shares, Series A Warrants to purchase up to an aggregate of 1,212,121 shares of common stock and Series B Warrants to purchase up to an aggregate of 1,212,121 shares of common stock. The Series A Warrants will expire five and one-half years from the date of the First Closing and the Series B warrants will expire twenty-four months from the date of the First Closing.

The Offering is expected to result in gross proceeds to the Company of approximately $8.6 million from the First Closing, approximately $5 million from the Second Closing and approximately $2 million from the Third Closing, before deducting the placement agents’ fees and other offering expenses payable by the Company. The Company intends to use the net proceeds from the Offering primarily for working capital, satisfaction of the Company’s $3.4 bridge note obligation to the Matthew Nachtrab Revocable Trust (net of $1.75 million invested by such lender into the Offering), and general corporate purposes.

The Purchase Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company, other obligations of the parties, and termination provisions. Pursuant to the Purchase Agreement, the Company has agreed not to issue, enter into any agreement to issue or announce the issuance or proposed issuance of, any shares of common stock or any securities convertible into or exercisable or exchangeable for shares of common stock or file any registration statement or prospectus, or any amendment or supplement thereto for 30 days after the closing date of the Offering, subject to certain exceptions. In addition, the Company has agreed not to effect or enter into an agreement to effect any issuance of common stock or any securities convertible into or exercisable or exchangeable for shares of common stock involving a variable rate transaction (as defined in the Purchase Agreements) until six months after the closing date of the Offering, subject to certain exceptions.

Additionally, each of the directors and officers of the Company, pursuant to lock-up agreements, agreed not to sell or transfer any of the Company securities which they hold, subject to certain exceptions, during the 30-day period following the closing of the Offering.

Pursuant to an Engagement Letter (the “Engagement Letter”) with H.C. Wainwright & Co., LLC (“HCW”), the Company agreed to pay HCW, as exclusive lead placement agent, and Rodman & Renshaw LLC, as co-placement agent in connection with the Offering (i) a cash fee equal to 7.0% of the aggregate gross proceeds raised in the First Closing, (ii) a cash fee equal to 2.0% of the aggregate gross proceeds raised in the Second Closing and Third Closing, (iii) certain expenses including reasonable fees and expenses of counsel in an amount not to exceed $100,000, and (iv) $25,000 for non-accountable expenses. In addition, the Company agreed to issue to HCW or its designees Warrants (the “Placement Agent Warrants”) to purchase an aggregate of 283,873 shares of common stock (equal to 3.0% of the shares of common stock sold in the Offering), at an exercise price of $2.0625 per share, which represents 125% of the offering price per Share and accompanying Common Warrants. The Placement Agent Warrants will otherwise have the same terms as the Series A Warrants, except that the Placement Agent Warrants will expire on the five year anniversary of the commencement of sales of the Offering.

The Shares, Series A Warrants, Series B Warrants and Placement Agent Warrants were offered by the Company pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-291239) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act on November 3, 2025 and which became automatically effective on November 22, 2025 pursuant to Section 8(a) of the Securities Act, including the prospectus supplement filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act dated December 9, 2025 to the prospectus dated November 22, 2025.

The form of Purchase Agreement, Side Letter, the form of Series A Warrant, Series B Warrant and Placement Agent Warrant are filed as Exhibits 10.1, 10.2, 4.1, 4.2 and 4.3 respectively, to this Current Report on Form 8-K and are incorporated herein by reference. The above descriptions of the terms of the Purchase Agreement, the Side Letter, the Series A Warrants, the Series B Warrants and the Placement Agent Warrants are qualified in their entirety by reference to such exhibits.

Item 8.01	Other Events.

On December 9, 2025, the Company issued a press release announcing the pricing of the Offering, a copy of which is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Form of Series A Purchase Warrant

4.2	Form of Series B Purchase Warrant

4.3	Form of Placement Agent Warrant

5.1	Opinion of Foley & Lardner LLP

10.1*	Form of Securities Purchase Agreement, dated as of December 9, 2025, by and among the Company and the Purchasers named therein

10.2	Side Letter Agreement, dated December 9, 2025, between the Company and K&V Investment One LLC

23.1	Consent of Foley & Lardner LLP (included in Exhibit 5.1)

99.1	Press Release, dated December 9, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Certain of the exhibits and schedules to this exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Company agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

Forward-Looking Statements

This Current Report includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements contained herein that do not describe historical facts, including, but not limited to, statements relating to the expected net proceeds of the Offering, the anticipated use of proceeds of the Offering, and the timing of the closing of the Offering, are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those discussed in such forward-looking statements. You are cautioned that such statements are not guarantees of future performance and that the Company’s actual results may differ materially from those set forth in the forward-looking statements. All of these forward-looking statements are subject to risks and uncertainties that may change at any time. Factors that could cause the Company’s actual expectations to differ materially from these forward-looking statements include the Company’s liquidity needs to operate its business and execute its strategy, and related use of cash; its ability to raise capital through equity issuances, asset sales or the incurrence of debt; retail and credit market conditions; higher cost of capital and borrowing costs; impairments; changes in general economic conditions; and the other factors under the heading “Risk Factors” set forth in the Company’s Annual Report on Form 10-K, as supplemented by the Company’s quarterly reports on Form 10-Q and current reports on Form 8-K. Such filings are available on our website or at www.sec.gov. You should not place undue reliance on these forward-looking statements, which are made only as of the date hereof. The Company undertakes no obligation to publicly update or revise forward-looking statements to reflect subsequent developments, events, or circumstances, except as may be required under applicable securities laws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TUHURA BIOSCIENCES, INC.

Date: December 10, 2025	By:	/s/ Dan Dearborn
	Name:	Dan Dearborn
	Title:	Chief Financial Officer